Exhibit 99.1

CORELOGIC FILES DEFINITIVE PROXY STATEMENT FOR NOVEMBER 17 SPECIAL MEETING

Urges Shareholders to Vote WHITE Proxy Card “AGAINST” Senator/Cannae Proposals

Irvine, Calif., September 22, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today filed its definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with its upcoming Special Meeting of Shareholders on November 17, 2020. The proxy statement and other important information related to the Special Meeting can be found at CoreLogicValue.com.

The CoreLogic Board of Directors unanimously recommends shareholders vote AGAINST the removal of CoreLogic’s directors using the WHITE proxy card, so that the Company can continue to execute on its successful strategy for sustainable growth and substantial shareholder value creation.

Highlights of CoreLogic’s performance include:

•

We are delivering outstanding financial and operational performance. Our strong financial results in 2020 are supported by increasing organic growth and recurring revenues as well as record profitability, margins, and free cash flow. We have just raised financial guidance for 2020 and 2021, which underscores our high confidence in CoreLogic’s future and the value-creation opportunities inherent in continued execution of our strategic plan.

•

The Company believes it is poised for significant valuation upside, which shareholders will not benefit from under Senator/Cannae’s inadequate acquisition proposal. The Board remains open to all paths to create value, but we are confident in our view that we will produce value for shareholders far in excess of $66.00 per share. CoreLogic has provided significant transparency and detailed information to all shareholders, including Senator and Cannae, through multi-year projections, margin targets, planned divestitures and capital allocation plans, that we believe clearly demonstrates that CoreLogic is worth substantially more than $66.00 per share.

•

Our Board of Directors is comprised of highly qualified independent directors with track records of shareholder value creation and taking decisive actions to ensure continuing success in an evolving industry landscape. We believe the Senator/Cannae nominees are inherently conflicted and lack the breadth and depth of experience that CoreLogic’s current directors possess and is necessary to provide effective oversight of CoreLogic.

Your Board of Directors recommends that you vote AGAINST all of Senator/Cannae’s proposals using the WHITE proxy card

You can easily vote by mail, phone, or online as follows:

•	You can simply sign, date and return the WHITE proxy card/voting instruction form by mail in the envelope provided.

•	OR, even easier, you can vote by phone or by Internet:

•

Just locate the Control Number on the WHITE proxy card or voting instruction form and have it handy when you access the telephone number or website indicated on your proxy card/voting instruction form.

•	Follow the simple prompts provided on the phone or website.

If you have questions about how to vote your shares, please contact the firm assisting us with the solicitation:

Innisfree M&A Incorporated

Toll-free at (877) 750-9498 (from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Thank you for your support!

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor/Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results in the second quarter and second half of the year, and overall mortgage market volumes. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: any potential impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Robin Weinberg/Devin Broda

CoreLogic-SVC@SARDVERB.com